UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 13, 2007

Insight Enterprises, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-25092	86-0766246
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1305 West Auto Drive, Tempe, Arizona		85284
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	480-902-1001

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 13, 2007, the Board of Directors of Insight Enterprises, Inc. (the "Company") approved and adopted amendments to the Company's Bylaws (the "New Amended and Restated Bylaws") related to permitting uncertificated shares in response to NASDAQ Marketplace Rule 4350(l), which requires that all companies listed on NASDAQ (including the Company) be eligible by January 1, 2008 to participate in a Direct Registration System program operated by a clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended. The New Amended and Restated Bylaws were effective on November 13, 2007.

The New Amended and Restated Bylaws are filed as Exhibit 3.1 hereto and are incorporated herein by reference.

The above description of the changes contained in the New Amended and Restated Bylaws has been simplified in some regards and is qualified in its entirety by reference to the prior Amended and Restated Bylaws of the Company, a copy of which was filed with the Securities and Exchange Commission as Exhibit 3.1 to the Company's Current Report on Form 8-K filed on May 7, 2007, and is also incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insight Enterprises, Inc.

November 16, 2007	By:	Steven R. Andrews

Name: Steven R. Andrews
Title: General Counsel

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Exhibit Index

Exhibit No.	Description

3.1	Bylaws of Insight Enterprises, Inc., as amended through November 13, 2007.